Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Mark R. Gerke
Chief Financial Officer

Exhibit 99.1
Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2021.
WAUWATOSA, WI – 07/20/2021 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $17.9 million, or $0.74 per diluted share for the quarter ended June 30, 2021 compared to $20.9 million, or $0.85 per diluted share for the quarter ended June 30, 2020. Net income per diluted share was $1.64 for the six months ended June 30, 2021 compared to net income per diluted share of $1.08 for the six months ended June 30, 2020.
“Our Company’s strong performance continued during the second quarter and we were excited to declare and pay a $0.50 special dividend during the quarter,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “Our business model has allowed us to maximize the opportunity presented by the current market, return capital to our shareholders and continue to enhance our book value.”

Highlights of the Quarter Ended June 30, 2021

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $17.9 million for the quarter ended June 30, 2021, compared to $20.9 million for the quarter ended June 30, 2020.
•	Consolidated return on average assets was 3.25% for the quarter ended June 30, 2021 compared to 3.87% for the quarter ended June 30, 2020.
•	Consolidated return on average equity was 16.49% for the quarter ended June 30, 2021 and 22.39% for the quarter ended June 30, 2020.
•	Dividends declared during the quarter ended June 30, 2021 totaled $0.70 per common share, which included a quarterly dividend of $0.20 per share and a special dividend of $0.50 per share.
•	We repurchased approximately 59,000 shares at a cost of $1.1 million during the quarter ended June 30, 2021.

Community Banking Segment

•	Pre-tax income totaled $9.7 million for the quarter ended June 30, 2021, which represents a 106.4% increase compared to $4.7 million for the quarter ended June 30, 2020.
•	Net interest income totaled $14.5 million for the quarter ended June 30, 2021, which represents a 6.0% increase compared to $13.7 million for the quarter ended June 30, 2020.
•
Average loans held for investment totaled $1.32 billion during the quarter ended June 30, 2021, which represents a decrease of $101.6 million, or 7.2%, compared to $1.42 billion for the quarter ended June 30, 2020. Average loans held for investment decreased $27.7 million compared to $1.35 billion for the quarter ended March 31, 2021 as residential real estate loans continue to prepay at an accelerated rate.

•
Net interest margin increased 16 basis points to 2.78% for the quarter ended June 30, 2021 compared to 2.62% for the quarter ended June 30, 2020, which was a result of lower average rates on deposits, as certificate of deposits repriced at lower rates. Net interest margin decreased two basis points compared to 2.80% for the quarter ended March 31, 2021, driven by a decrease in PPP loan fees as the first round loan payoffs decreased.

•
The segment had a negative provision for loan losses of $750,000 for the quarter ended June 30, 2021 compared to a $4.3 million provision for loan losses for the quarter ended June 30, 2020. Net recoveries totaled $378,000 for the quarter ended June 30, 2021 as one significant loan recovery payment was made in the quarter, compared to net recoveries of $8,000 for the quarter ended June 30, 2020.

•
Noninterest income decreased $1.3 million for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020, due primarily to decreases on service charges on loans from fees earned on swaps.

•
Noninterest expense decreased $397,000 for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020. Compensation, payroll taxes and other employee benefits expense decreased $32,000 primarily due to a decrease in variable compensation offset by increases in health insurance and employee stock ownership plan expenses. Data processing expense decreased $212,000 due to the implementation of a new digital banking platform in 2020. Other noninterest expense decreased $71,000 as certain loan-related expenses decreased offset by a decrease of credits received for FDIC premiums in 2020 but not in 2021.

•	The efficiency ratio was 44.79% for the quarter ended June 30, 2021, compared to 45.86% for the quarter ended June 30, 2020.
•
Average deposits (excluding escrow accounts) totaled $1.23 billion during the quarter ended June 30, 2021, an increase of $103.4 million, or 9.2%, compared to $1.13 billion during the quarter ended June 30, 2020. Average deposits increased $24.8 million, or 8.2% annualized compared to the $1.21 billion for the quarter ended March 31, 2021.

•	Nonperforming assets as percentage of total assets was 0.20% at June 30, 2021, 0.20% at March 31, 2021, and 0.28% at June 30, 2020.
•	Past due loans as percentage of total loans was 0.53% at June 30, 2021, 0.52% at March 31, 2021, and 0.45% at June 30, 2020.
•
PPP loans totaled $16.9 million as of June 30, 2021. The average balance for the quarter ended June 30, 2021 was $19.5 million. For the quarter ended June 30, 2021, PPP loan interest income recognized was approximately $49,000 and the amortization of fee income was approximately $286,000. Net interest margin, excluding the impact of the PPP loans, was 2.74%. Net interest margin for the quarter ended June 30, 2021, including the impact of the PPP loans, was 2.78%.

•
The Company held approximately $3.5 million in loans, representing 0.3% of the total loan portfolio as of June 30, 2021, which had been modified as either a deferment of principal or principal and interest since the beginning of the pandemic. Of the $3.5 million in loans, $559,000 qualify as modifications under the Coronavirus Aid, Relief and Economic Security (“CARES Act”). The remaining $2.9 million is composed of three loan relationships that are classified as troubled debt restructurings.

Mortgage Banking Segment
• •
Pre-tax income totaled $14.2 million for the quarter ended June 30, 2021, compared to $23.2 million for the quarter ended June 30, 2020.
Loan originations decreased $77.5 million, or 6.8%, to $1.07 billion during the quarter ended June 30, 2021, compared to $1.14 billion during the quarter ended June 30, 2020. Origination volume relative to purchase activity accounted for 75.4% of originations for the quarter ended June 30, 2021 compared to 55.5% of total originations for the quarter ended June 30, 2020.

•	Mortgage banking non-interest income decreased $13.7 million, or 21.3%, to $50.6 million for the quarter ended June 30, 2021, compared to $64.2 million for the quarter ended June 30, 2020.
•	Gross margin on loans sold decreased to 4.81% for the quarter ended June 30, 2021, compared to 5.45% for the quarter ended June 30, 2020.
•
Total compensation, payroll taxes and other employee benefits decreased $3.0 million, or 9.2%, to $29.2 million during the quarter ended June 30, 2021 compared to $32.1 million during the quarter ended June 30, 2020. The decrease primarily related to decreased commission expense and branch manager compensation driven by decreased loan origination volume and branch profitability as gross margins decreased.

•
Professional fees decreased $489,000 to $361,000 during the quarter ended June 30, 2021 compared to $850,000 of expense during the quarter ended June 30, 2020.  The decrease related to a decrease in litigation costs compared to the prior year, as the Herrington settlement was resolved in 2020.

•
Other noninterest expense decreased $561,000 to $2.7 million during the quarter ended June 30, 2021 compared to $3.2 million during the quarter ended June 30, 2020. The decrease related to a decrease in the provision for losses on loans sold to the secondary market that results from both early payoff and early default provisions with investors. The decreased provision is driven by both an decrease in the number and volume of loans sold, as well as actual default activity resulting from COVID-19 pandemic was lower than expected.

Recent Developments:

COVID-19 Pandemic and the CARES Act
The CARES Act, signed into law at the end of March 2020, allowed for a temporary delay in the adoption of accounting guidance under Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses (“CECL”) until the earlier of December 31, 2020 or the 60th day after the end of the COVID-19 national emergency.  During the quarter ended March 31, 2020, pursuant to the CARES Act and guidance from the Securities and Exchange Commission (“SEC”) and Financial Accounting Standards Board (“FASB”), we elected to delay adoption of CECL.  On December 27, 2020, the Consolidated Appropriations Act, 2021 was signed into law.  Among other provisions, this Act extended the temporary delay on the adoption of CECL until January 1, 2022.  We have elected to continue to delay adoption of CECL.  As a result, our financial statements for the quarter and year ended June 30, 2021 include an allowance for loan losses that was prepared under the existing incurred loss methodology.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2021	2020	2021	2020
	(In Thousands, except per share amounts)
Interest income:
Loans	$16,480	$18,493	$33,083	$36,180
Mortgage-related securities	486	670	977	1,372
Debt securities, federal funds sold and short-term investments	858	698	1,733	1,761
Total interest income	17,824	19,861	35,793	39,313
Interest expense:
Deposits	1,078	3,947	2,595	8,265
Borrowings	2,469	2,665	4,969	5,273
Total interest expense	3,547	6,612	7,564	13,538
Net interest income	14,277	13,249	28,229	25,775
Provision for loan losses	(750)	4,500	(1,820)	5,285
Net interest income after provision for loan losses	15,027	8,749	30,049	20,490
Noninterest income:
Service charges on loans and deposits	657	2,231	1,347	2,712
Increase in cash surrender value of life insurance	684	520	985	873
Mortgage banking income	49,649	63,774	104,040	94,180
Other	1,054	379	1,871	603
Total noninterest income	52,044	66,904	108,243	98,368
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	33,926	36,889	68,049	61,290
Occupancy, office furniture, and equipment	2,293	2,534	4,858	5,275
Advertising	911	864	1,735	1,764
Data processing	914	1,095	1,885	2,101
Communications	326	317	657	655
Professional fees	569	1,077	254	2,909
Real estate owned	-	33	(12)	44
Loan processing expense	1,200	1,208	2,535	2,284
Other	3,158	3,672	6,336	6,575
Total noninterest expenses	43,297	47,689	86,297	82,897
Income before income taxes	23,774	27,964	51,995	35,961
Income tax expense	5,880	7,016	12,757	8,944
Net income	$17,894	$20,948	$39,238	$27,017
Income per share:
Basic	$0.75	$0.86	$1.65	$1.08
Diluted	$0.74	$0.85	$1.64	$1.08
Weighted average shares outstanding:
Basic	23,848	24,464	23,792	24,934
Diluted	24,029	24,513	23,996	25,071

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$197,981	$56,190
Federal funds sold	11,531	18,847
Interest-earning deposits in other financial institutions and other short term investments	19,227	19,730
Cash and cash equivalents	228,739	94,767
Securities available for sale (at fair value)	172,224	159,619
Loans held for sale (at fair value)	352,627	402,003
Loans receivable	1,296,441	1,375,137
Less: Allowance for loan losses	17,410	18,823
Loans receivable, net	1,279,031	1,356,314

Office properties and equipment, net	23,186	23,722
Federal Home Loan Bank stock (at cost)	26,538	26,720
Cash surrender value of life insurance	64,738	63,573
Real estate owned, net	150	322
Prepaid expenses and other assets	54,720	57,547
Total assets	$2,201,953	$2,184,587

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$208,523	$188,225
Money market and savings deposits	351,394	295,317
Time deposits	671,143	701,328
Total deposits	1,231,060	1,184,870

Borrowings	475,000	508,074
Advance payments by borrowers for taxes	17,657	3,522
Other liabilities	46,498	75,003
Total liabilities	1,770,215	1,771,469

Shareholders' equity:
Preferred stock	-	-
Common stock	252	251
Additional paid-in capital	182,346	180,684
Retained earnings	263,048	245,287
Unearned ESOP shares	(14,837)	(15,430)
Accumulated other comprehensive income, net of taxes	929	2,326
Total shareholders' equity	431,738	413,118
Total liabilities and shareholders' equity	$2,201,953	$2,184,587

Share Information
Shares outstanding	25,213	25,088
Book value per share	$17.12	$16.47
Closing market price	$19.66	$18.82
Price to book ratio	114.84%	114.27%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$14,277	$13,952	$14,316	$13,409	$13,249
Provision (credit) for loan losses	(750)	(1,070)	30	1,025	4,500
Total noninterest income	52,044	56,199	69,886	75,763	66,904
Total noninterest expense	43,297	43,000	47,163	53,001	47,689
Income before income taxes	23,774	28,221	37,009	35,146	27,964
Income tax expense	5,880	6,877	9,174	8,853	7,016
Net income	$17,894	$21,344	$27,835	$26,293	$20,948
Income per share – basic	$0.75	$0.90	$1.17	$1.08	$0.86
Income per share – diluted	$0.74	$0.89	$1.17	$1.08	$0.85
Dividends declared per share	$0.70	$0.20	$0.50	$0.12	$0.12

Performance Ratios (annualized):
Return on average assets - QTD	3.25%	3.99%	4.96%	4.78%	3.87%
Return on average equity - QTD	16.49%	20.49%	27.11%	26.30%	22.39%
Net interest margin - QTD	2.78%	2.80%	2.73%	2.63%	2.62%

Return on average assets - YTD	3.62%	3.99%	3.77%	3.35%	2.59%
Return on average equity - YTD	18.49%	20.49%	20.18%	18.02%	14.03%
Net interest margin - YTD	2.79%	2.80%	2.67%	2.64%	2.65%

Asset Quality Ratios:
Past due loans to total loans	0.53%	0.52%	0.57%	0.39%	0.45%
Nonaccrual loans to total loans	0.34%	0.31%	0.40%	0.42%	0.39%
Nonperforming assets to total assets	0.20%	0.20%	0.27%	0.31%	0.28%
Allowance for loan losses to loans receivable	1.34%	1.33%	1.37%	1.31%	1.24%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,655,078	$1,657,260	$1,775,455	$1,766,715	$1,759,970
Mortgage related securities	100,056	90,457	91,199	96,529	105,727
Debt securities, federal funds sold and short term investments	308,105	273,929	217,356	166,160	164,306
Total interest-earning assets	2,063,239	2,021,646	2,084,010	2,029,404	2,030,003
Noninterest-earning assets	143,375	147,781	147,573	160,526	147,342
Total assets	$2,206,614	$2,169,427	$2,231,583	$2,189,930	$2,177,345

Interest-bearing liabilities
Demand accounts	$63,610	$55,552	$53,771	$50,590	$45,289
Money market, savings, and escrow accounts	350,270	314,418	304,467	282,349	252,500
Certificates of deposit	690,196	705,712	726,132	741,265	730,573
Total interest-bearing deposits	1,104,076	1,075,682	1,084,370	1,074,204	1,028,362
Borrowings	480,054	482,665	546,070	531,588	609,863
Total interest-bearing liabilities	1,584,130	1,558,347	1,630,440	1,605,792	1,638,225
Noninterest-bearing demand deposits	141,648	138,446	128,665	129,911	115,605
Noninterest-bearing liabilities	45,658	50,188	64,001	56,451	47,140
Total liabilities	1,771,436	1,746,981	1,823,106	1,792,154	1,800,970
Equity	435,178	422,446	408,477	397,776	376,375
Total liabilities and equity	$2,206,614	$2,169,427	$2,231,583	$2,189,930	$2,177,345

Average Yield/Costs (annualized)
Loans receivable and held for sale	3.99%	4.06%	4.08%	4.10%	4.23%
Mortgage related securities	1.95%	2.20%	2.30%	2.42%	2.55%
Debt securities, federal funds sold and short term investments	1.12%	1.30%	1.59%	1.75%	1.71%
Total interest-earning assets	3.47%	3.60%	3.75%	3.83%	3.93%

Demand accounts	0.08%	0.07%	0.07%	0.09%	0.08%
Money market and savings accounts	0.23%	0.32%	0.53%	0.67%	0.74%
Certificates of deposit	0.50%	0.72%	1.20%	1.62%	1.91%
Total interest-bearing deposits	0.39%	0.57%	0.96%	1.29%	1.54%
Borrowings	2.06%	2.10%	1.97%	1.98%	1.76%
Total interest-bearing liabilities	0.90%	1.05%	1.30%	1.52%	1.62%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$14,517	$14,247	$14,546	$13,461	$13,701
Provision for loan losses	(750)	(1,100)	-	1,000	4,325
Total noninterest income	1,630	1,243	1,655	3,104	2,936
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,874	4,975	5,159	5,000	4,906
Occupancy, office furniture and equipment	887	1,025	934	874	866
Advertising	260	209	244	252	297
Data processing	466	511	511	490	678
Communications	86	119	110	113	91
Professional fees	198	194	5	266	226
Real estate owned	-	(12)	(63)	11	33
Loan processing expense	-	-	-	-	-
Other	461	440	577	818	532
Total noninterest expense	7,232	7,461	7,477	7,824	7,629
Income before income taxes	9,665	9,129	8,724	7,741	4,683
Income tax expense	2,128	1,786	1,926	1,565	574
Net income	$7,537	$7,343	$6,798	$6,176	$4,109

Efficiency ratio - QTD	44.79%	48.17%	46.15%	47.23%	45.86%
Efficiency ratio - YTD	46.44%	48.17%	48.71%	49.59%	50.86%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(251)	$(350)	$(223)	$(58)	$(511)
Provision for loan losses	-	30	30	25	175
Total noninterest income	50,556	55,035	68,500	73,143	64,218
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	29,170	29,262	33,347	34,559	32,139
Occupancy, office furniture and equipment	1,406	1,540	1,545	1,595	1,668
Advertising	651	615	822	609	567
Data processing	443	454	402	426	413
Communications	240	212	225	226	226
Professional fees	361	(524)	441	4,465	850
Real estate owned	-	-	-	-	-
Loan processing expense	1,200	1,335	1,026	1,336	1,208
Other	2,678	2,681	2,110	2,444	3,239
Total noninterest expense	36,149	35,575	39,918	45,660	40,310
Income before income taxes	14,156	19,080	28,329	27,400	23,222
Income tax expense	3,761	5,096	7,252	7,284	6,440
Net income	$10,395	$13,984	$21,077	$20,116	$16,782

Efficiency ratio - QTD	71.86%	65.05%	58.46%	62.48%	63.27%
Efficiency ratio - YTD	68.32%	65.05%	65.20%	67.95%	72.70%

Loan originations	$1,065,161	$1,115,091	$1,282,321	$1,296,725	$1,142,683
Purchase	75.4%	56.1%	59.2%	64.1%	55.5%
Refinance	24.6%	43.9%	40.8%	35.9%	44.5%
Gross margin on loans sold(1)	4.81%	4.86%	5.40%	5.44%	5.45%
(1) - Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations